Exhibit 8.1

October 31, 2012

Prosper Funding LLC
111 Sutter Street, 22nd Floor
San Francisco, CA 94104

Ladies and Gentlemen:

We have acted as counsel to Prosper Funding LLC, a Delaware limited liability company (“Prosper Funding”), and to Prosper Marketplace, Inc., a Delaware corporation (“PMI” and, collectively with Prosper Funding, the “Registrants”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registrants’ Registration Statement on Form S-1 (File No. 333-179941) initially filed with the Commission under the Securities Act of 1933, as amended (the “Act”), on March 7, 2012 (such registration statement, as amended to the date hereof, is herein referred to as the “Registration Statement”).  The Registration Statement includes, as Part 1 thereof, a preliminary prospectus, dated [______], 2012, relating to the offer of up to $500,000,000 in aggregate principal amount of Prosper Funding’s Borrower Payment Dependent Notes (the “Notes”) and PMI Management Contracts that will be attached to each Note.  In connection therewith, we prepared the discussion set forth under the caption “Material U.S. Federal Income Tax Considerations” (the “Discussion”) in the preliminary prospectus.

In rendering the opinion set forth below, we have examined and relied upon the Registration Statement and the exhibits thereto, and such other records, agreements, instruments and other documents as we have deemed relevant and necessary to our analysis.  In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of the documents.  We have further assumed that all parties to the documents have acted, and will act, in accordance with the terms and conditions of such documents, including any covenants and agreements contained therein, without the waiver or modification of any such terms, conditions, covenants or agreements.  We have not attempted to verify independently such assumptions, but nothing has come to our attention in the course of our representation that would cause us to question the accuracy thereof.

The opinion set forth below represents our judgment as to the matters addressed herein under the income tax laws of the United States based upon the relevant provisions of the Internal Revenue Code of 1986, as amended, the Treasury Regulations promulgated thereunder, and interpretations of the foregoing as expressed in court decisions and administrative determinations, all as in effect on the date of this opinion.  We cannot give any assurance that such laws will not be amended or otherwise changed after the date of this opinion, or that any such changes will not affect the conclusions expressed herein.  In addition, the opinion rendered herein is based on the facts as of the date of this letter, and we assume no obligation to advise you as to any change in fact or law occurring after the delivery of this letter that could affect the opinion rendered herein.  Any variation or difference in any fact from those relied on or assumed herein may affect the conclusions stated herein.

No ruling has been sought from the Internal Revenue Service (the “IRS”) as to the matters addressed herein.  Our opinion is not binding on the IRS or any court, and thus there can be no assurance that the IRS or a court of competent jurisdiction will agree with our opinion.

Based on and subject to the foregoing, we hereby confirm that all statements of legal conclusion contained in the Discussion reflect the opinion of Covington & Burling LLP with respect to the matters set forth therein as of the effective date of the Registration Statement, subject to the assumptions, limitations and qualifications set forth therein.  We express no opinion other than as expressly set forth herein, nor do we express any opinion concerning any law other than the federal income tax law of the United States.  We assume no obligation to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,